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                                                                EXHIBIT 10.2.1


                  AMENDMENT TO AMENDED EMPLOYMENT AGREEMENT
                  -----------------------------------------

    THIS AMENDMENT is made and entered into on this 18th day of July, 1995 at Medina, Ohio, by and between RPM, INC. (hereinafter referred to as the "Company") and JAMES A. KARMAN (hereinafter referred to as "Karman"):

                             W I T N E S S E T H:
                             --------------------
    WHEREAS, Karman is considered a key employee of the Company; and

    WHEREAS, Karman and the Company entered into a certain Amended Employment Agreement, dated as of July 22, 1981 and last amended as of July 20, 1994 (the "Employment Agreement"), to insure Karman's continued employment with the Company; and

    WHEREAS, it is the desire of the Company and Karman to amend the Employment Agreement in accordance with the terms hereof; and

    WHEREAS, Paragraph 12 of the Employment Agreement requires that any such Amendment be in writing and properly executed;

    NOW, THEREFORE, in consideration of the premises and the mutual understandings of the parties, IT IS AGREED, as follows:

    1. EMPLOYMENT TERM. Paragraph 1 of the Employment Agreement shall be deleted in its entirety and amended and restated to provide in its entirety as follows:
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     TERM OF EMPLOYMENT.  The Company hereby agrees to continue to employ
   Karman, and Karman hereby agrees to continue to serve the Company, on the terms and conditions set forth herein for the period commencing retroactive to June 1, 1995 (the "Effective Date"), and expiring on the fifth anniversary of the Effective Date (unless sooner terminated as hereinafter set forth).

   2. COMPENSATION. Paragraph 4(a) of the Employment Agreement shall be deleted in its entirety and amended and restated to provide in its entirety as follows:

     BASE SALARY. Karman shall receive a base salary at the rate of not less than Five Hundred Sixty Thousand Dollars ($560,000) per annum ("Base Salary"), payable in substantially equal monthly installments at the end of each month during the period of Karman's employment hereunder. It is contemplated that annually in July of each year the Compensation Committee of the Board of Directors will review Karman's Base Salary and other compensation during the period of his employment hereunder and, at the discretion of the Compensation Committee, it may increase his Base Salary and other compensation based upon his performance, then generally prevailing industry salary scales, the Company's results of operations, and other relevant factors. Any increase in Base Salary or other compensation shall in no way limit or reduce any other obligation of the Company hereunder and, once established at an increased specified rate, Karman's Base Salary hereunder shall not be reduced without his written consent.

   3. EFFECTIVE DATE. The effective date of this Amendment shall be June 1, 1995, and as such, the increase in compensation set forth in Paragraph 2 shall be retroactively applied.





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   IN WITNESS WHEREOF, the parties have executed this Amendment to the
Employment Agreement on the date and at the place first above written.


IN THE PRESENCE OF:                     RPM, INC.

                                            /s/ Thomas C. Sullivan
____________________________            By: ____________________________
                                            Thomas C. Sullivan, Chairman
                                             and Chief Executive Officer


                                             /s/ Paul A. Granzier
                                        And: ___________________________
                                             Paul A. Granzier, Secretary

                                                     The "Company"


                                         /s/ James A. Karman
____________________________            ________________________________
                                                   James A. Karman

                                                       "Karman"






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